EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-146557 on Form S-3 of GeoPetro Resources Company of our report dated March 26, 2008 relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of GeoPetro Resources Company for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Irvine, California

May 15, 2008